Exhibit 21


        Subsidiaries of Investools, Inc. Immediately After the Merger:

Direct subsidiaries of Investools, Inc.:
---------------------------------------

         Telescan, Inc., a Delaware corporation (100% owned)

         ZiaSun Technologies, Inc., a Nevada corporation (100% owned)

Direct subsidiaries of Telescan, Inc.:
------------------------------------

         Investools, Inc., a California corporation (100% owned)

Direct subsidiaries of ZiaSun Technologies, Inc.:
------------------------------------------------

         Online Investors Advantage, Inc., a Utah corporation (100% owned)

Direct subsidiaries of Online Investors Advantage, Inc.:
------------------------------------------------------

         Memory Improvement Systems, Inc., a Utah corporation (100% owned)

         Seminar Marketing Group, Inc., a Utah corporation (100% owned)

         MKZ Fund LLC, a California limited liability company (60% owned)

          Online Investors Advantage Asia Pacific PTE Ltd., a Singapore company (75% owned)

Direct subsidiaries of MKZ Fund LLC:
-----------------------------------

          McKenna Venture Acceleration, LLC, a California limited liability company. (43% owned)